UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2006
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154-5749

(Address of Principal Executive Offices)		(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 26, 2006, Corn Products International, Inc. (the “Registrant”) entered into new, five-year $500 million senior, unsecured revolving credit facilities for general corporate purposes. The credit facilities replace the Registrant’s $180 million revolving credit facility that would have expired in September 2009. A copy of the Registrant’s press release announcing the new credit facilities is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On April 27, 2006, the Registrant issued an earnings press release for the quarter ended March 31, 2006. The Registrant will conduct a conference call Thursday morning, April 27, 2006 at 7:30 CT to discuss the press release. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Exhibit 99.1	Earnings Press Release dated April 27, 2006.

Exhibit 99.2	Press Release dated April 27, 2006 announcing new five-year $500 million senior, unsecured revolving credit facilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: April 27, 2006	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer